                                                                      EXHIBIT 11

                          RAMBUS INC. AND SUBSIDIARY

           STATEMENT RE: COMPUTATION OF NET INCOME (LOSS) PER SHARE
                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)


HISTORICAL NET INCOME (LOSS) PER SHARE
--------------------------------------

                                                                     THREE MONTHS ENDED          NINE MONTHS ENDED
                                                                     ------------------          -----------------
                                                                            JUNE 30,                  JUNE 30,
                                                                            --------                  --------
                                                                       1997         1996           1997        1996
                                                                       ----         ----           ----        ----
Primary:

Net income (loss)...............................................      $   527        $(1,088)       $   915   $(3,323)
                                                                      =======        =======        =======   =======

Shares used in computing net income (loss) per share:
     Weighted average common shares outstanding.................       20,632          5,712         18,632     5,668
     Options issued within twelve months of the initial
         public offering based on the Treasury Stock
         method.................................................           --            401            268       401
     Additional dilutive options................................        1,771             --          1,957        --
                                                                      -------        -------        -------   -------
                                                                       22,403          6,113         20,857     6,069
                                                                      =======        =======        =======   =======


Net income (loss) per share.....................................      $  0.02        $ (0.18)       $  0.04   $ (0.55)
                                                                      =======        =======        =======   =======
Fully diluted:

Net income (loss)...............................................     $    527        $(1,088)       $   915   $(3,323)
                                                                      =======        =======        =======   =======

Shares used in computing net income (loss) per share:
     Weighted average common shares outstanding.................       20,632          5,712         18,632     5,668
     Options issued within twelve months of the initial
         public offering based on the Treasury Stock
         method.................................................           --            401            268       401
     Additional dilutive options................................        1,927             --          2,044        --
     Additional dilutive warrants...............................          414             --            138        --
                                                                      -------        -------        -------   -------
                                                                       22,973          6,113         21,082     6,069
                                                                      =======        =======        =======   =======


Net income (loss) per share.....................................      $  0.02        $ (0.18)       $  0.04   $ (0.55)
                                                                      =======        =======        =======   =======

                                                                      EXHIBIT 11

                          RAMBUS INC. AND SUBSIDIARY

     STATEMENT RE: COMPUTATION OF NET INCOME (LOSS) PER SHARE--(CONTINUED)
                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

PRO FORMA NET INCOME (LOSS) PER SHARE
-------------------------------------

                                                                     THREE MONTHS ENDED              NINE MONTHS ENDED
                                                                     ------------------              -----------------
                                                                          JUNE 30,                         JUNE 30,
                                                                          -------                          -------

                                                                       1997         1996              1997         1996
                                                                       ----         ----              ----         ----
Primary:

Net income (loss)...............................................      $   527        $ (1,088)      $   915        $(3,323)
                                                                      =======        ========       =======        =======
Shares used in computing net income (loss) per share:
     Weighted average common shares outstanding.................       20,632           5,712        18,632          5,668
     Net effect of Convertible Preferred Stock (using the
         "if converted" method).................................           --          11,297            --         11,297
     Options issued within twelve months of the initial
         public offering based on the Treasury Stock
         method.................................................           --             401           268            401
     Additional dilutive options................................        1,771              --         1,957             --
                                                                      -------        --------       -------        -------
                                                                       22,403          17,410        20,857         17,366
                                                                      =======        ========       =======        =======

Net income (loss) per share.....................................      $  0.02        $  (0.06)      $  0.04        $ (0.19)
                                                                      =======        ========       =======        =======

Fully diluted:

Net income (loss)...............................................      $   527        $ (1,088)      $   915        $(3,323)
                                                                      =======        ========       =======        =======
Shares used in computing net income (loss) per share:
     Weighted average common shares outstanding.................       20,632           5,712        18,632          5,668
     Net effect of Convertible Preferred Stock (using the
         "if converted" method).................................           --          11,297            --         11,297
     Options issued within twelve months of the initial
         public offering based on the Treasury Stock
         method.................................................           --             401           268            401
     Additional dilutive options................................        1,927              --         2,044             --
     Additional dilutive warrants...............................          414              --           138             --
                                                                      -------        --------       -------        -------
                                                                       22,973          17,410        21,082         17,366
                                                                      =======        ========       =======        =======

Net income (loss) per share.....................................      $  0.02        $  (0.06)      $  0.04        $ (0.19)
                                                                      =======        ========       =======        =======